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                                                                   Exhibit 10(h)

                              Parkvale Savings Bank
                      Executive Deferred Compensation Plan

       Amended and Restated- January 15, 1998 (effective January 1, 1998)
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Table of Contents
Article 1. Definitions and Usage                                                                   3

         Section 1.1.   Administrator                                                              3
         Section 1.2.   Board                                                                      3
         Section 1.3.   Change of Control                                                          3
         Section 1.4.   Code                                                                       3
         Section 1.5.   Compensation                                                               3
         Section 1.6.   Effective Date                                                             4
         Section 1.7.   Employee                                                                   4
         Section 1.8.   Employer                                                                   4
         Section 1.9.   Entry Date                                                                 4
         Section 1.10.  Insolvent                                                                  4
         Section 1.11.  Participant                                                                4
         Section 1.12.  Payment Date                                                               4
         Section 1.13.  Plan                                                                       4
         Section 1.14.  Plan Year                                                                  4
         Section 1.15.  Retirement Plan                                                            4
         Section 1.16.  Select Group of Management                                                 4
         Section 1.17.  Total and Permanent Disability                                             4
         Section 1.18.  Use                                                                        4

Article 2. Eligibility                                                                             5

         Section 2.1.  Eligibility                                                                 5
         Section 2.2.  Effective Date of Participation                                             5

Article 3. Benefit Account                                                                         5

         Section 3.1.  Establishment of Participant's Account                                      5
         Section 3.2.  Employee Deferral Contributions                                             5
         Section 3.3.  Employer Discretionary Contributions                                        5
         Section 3.4.  Hardship Withdrawals of Elective Deferral and Employer
                           Contributions                                                           5
         Section 3.5.  Valuation of Account                                                        6

Article 4. Payment of Benefits                                                                     6
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
         Section 4.1. Amount of Benefits Payable                                                          6
         Section 4.2. Form of Benefit Payments - General Rule                                             6
         Section 4.3. Time of Benefit Payments - General Rule                                             6
         Section 4.4. Election Procedure - General Rule                                                   6
         Section 4.5. Change of Control                                                                   7

Article 5. Death and Disability Benefits                                                                  7

         Section 5.1. Death or Disability Prior to Benefit Payment                                        7
         Section 5.2. Designation of Beneficiary                                                          7

Article 6. Administration                                                                                 7

         Section 6.1. Duties of Administrator                                                             7
         Section 6.2. Finality of Decisions                                                               8
         Section 6.3. Indemnification of Administrator                                                    8

Article 7. Amendment and Termination of the Plan                                                          8

         Section 7.1. Amendment and Termination                                                           8
         Section 7.2. Contractual Obligations                                                             8
         Section 7.3. Existing Rights                                                                     8

Article 8. Claims Procedure                                                                               8

         Section 8.1. Claims Procedure                                                                    8

Article 9. Miscellaneous                                                                                  9

         Section 9.1. No Employment Rights                                                                9
         Section 9.2. Assignment                                                                          9
         Section 9.3. Law Applicable                                                                      9
         Section 9.4. Receipt and Release                                                                 9
         Section 9.5. No Funding                                                                          10

Signature Page                                                                                            10
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                                    ARTICLE I
                              DEFINITIONS AND USAGE

Section 1.1. Administrator. The committee appointed to administer the Plan by the Board.

Section 1.2. Board.  The Board of Directors of the Employer.

Section 1.3. Change of Control. Any change of control of the Employer as the result (a) of merger, acquisition , or bankruptcy by any individual, entity or group of persons, within the meaning of sections 13(d)(3) or 14(d) of the Securities Exchange Act of 1934, or any other comparable successor provisions, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934) of 50 percent or more of either the outstanding shares of common stock or the combined voting power of the Employer's then outstanding voting securities entitled to vote generally, or (b) the approval by the stockholders of the Employer of a reorganization, merger, or consolidation, in each case, with respect to which persons who were stockholders of the Employer immediately prior to such reorganization, merger or consolidation do not immediately thereafter own more than 50 percent of the combined voting power of the reorganized, merged, or consolidated Employer's then outstanding securities that are entitled to vote generally in the election of directors or (c) the sale of substantially all of the Employer's assets.

Section 1.4. Code. The Internal Revenue Code of 1986, as amended, or as it may be amended from time to time.

Section 1.5. Compensation. The term Compensation means all of each Participant's Compensation as defined in section 415(c)(3) of the Code and Treasury Regulations Sections 1.415-2(d)(2) and (3).

Notwithstanding the above, Compensation shall include any amount which is contributed by the Employer pursuant to a salary reduction agreement and which is not includible in the gross income of the Employee under sections 125, 402(e)(3), 402(h) or 403(b) of the Code.

Notwithstanding the above, for purposes of other than allocations pursuant to provision(s) providing for permitted disparity and/or Top-Heavy allocations, Compensation shall be determined by excluding the following:

                  *        Fringe benefits (cash and non-cash)
                  *        Reimbursements, or other expense allowances
                  *        Moving expenses

Compensation shall include only that Compensation which is actually paid to the Participant during the determination period. Except as provided elsewhere in this Plan, the determination period shall be the Plan Year.


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Section 1.6. Effective Date. July 1, 1994.

Section 1.7. Employee. The term Employee as defined in the Retirement Plan.

Section 1.8. Employer. The term Employer as defined in the Retirement Plan.

Section 1.9. Entry Date. The term Entry Date means either the Effective Date or the August 1, October 1 or January 1 thereafter.

Section 1.10. Insolvent. The Employer shall be considered "Insolvent" for purposes of this Plan if (i) the Employer is unable to pay its debts as they become due, or (ii) the Employer is subject to a pending proceeding as a debtor under the United States Bankruptcy Code

Section 1.11. Participant. An Employee that satisfies the requirements provided in Section 2. 1 of this Plan.

Section 1.12. Payment Date. The date on which the benefits accrued under this Plan are payable to a particular Participant.

Section 1.13. Plan. The Parkvale Executive Deferred Compensation Plan.

Section 1.14. Plan Year. Plan year means the Plan's accounting year of twelve
(12) months commencing January 1st of each year and ending the following December 31st.

Section 1.15. Retirement Plan. The Parkvale 401(k) Plan, which is a qualified retirement plan under sections 401(a) and 401(k) of the Code, maintained by the Employer.

Section 1.16. Select Group of Management. Senior Vice Presidents and above who the Administrator determines to be part of the select group of management or highly compensated Employees of the Employer, as determined under Department of Labor rules and regulations.

Section 1.17. Total and Permanent Disability. Inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that may be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months. The permanence and degree of such impairment shall be supported by medical evidence. Disability will be determined to exist if the Participant is receiving disability benefits under the Social Security Act or Railroad Retirement Act.

Section 1.18. Usage. Except where otherwise indicated by the context, any masculine terminology used herein shall also include the feminine and vice versa, and the definition of any term herein in the singular shall also include the plural, and vice versa.



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                                    ARTICLE 2
                                   ELIGIBILITY

Section 2.1. Eligibility. An employee will be eligible to participate in this Plan in accordance with Article 3, if the employee is part of the Select Group of Management.

Section 2.2. Effective Date of Participation. Employees are eligible to enter the Plan on the next Entry Date following the date on which the employees have met the eligibility requirements set forth in Section 2.1 of this Plan.

                                    ARTICLE 3
                                 BENEFIT ACCOUNT

Section 3.1. Establishment of Participant's Account. The Administrator shall establish and maintain a Participant account as a bookkeeping entry in the name of each Participant to which the Administrator shall credit all amounts allocated to each such Participant as set forth herein.

Section 3.2. Employee Deferral Contributions. Each Plan Year, each Participant may authorize the Employer to reduce his Compensation by any specific amount or percentage as specified in the Participant Agreement in effect for that year (in lieu of receiving cash compensation), and to have such amount credited to the Participant's account as an Employee Deferral Contribution. Each Participant has the option of changing or ceasing his Employee Deferral Contribution, effective the first day of the next Plan Year. An election to defer a percentage or dollar amount of Compensation for any Plan Year shall apply for subsequent Plan Years unless changed or revoked. Written notification must be given by the Participant 30 days prior to the next Plan Year affected by the modification.

Section 3.3 Employer Discretionary Contributions. Each Plan Year, the Employer, at its discretion as determined by the Board of Directors, may also credit to the account of all Participants an additional amount. The additional amount so contributed shall be allocated to each Participant's account in the same proportion that each such Participant's Compensation for such plan year bears to the total Compensation paid to all Participants for such year. The employer shall also match 50% of the Employee Deferral Contribution on the first 6% of salary deferred, less amounts deferred and matched under the Retirement Plan.

Section 3.4. Hardship Withdrawals of Elective Deferral and Employer Contributions. A distribution in an amount equal to a Participant's account balance may be made to a Participant in the event of hardship. A hardship is an unanticipated emergency that is caused by an event beyond the control of the Participant or beneficiary, and that would result in severe financial hardship to that individual if early withdrawal were not permitted. The hardship withdrawal is limited to the amount necessary to meet the emergency. For this purpose, a withdrawal will be considered to be required due to a hardship only if, under uniform rules and policies, the Administrator determines that the purpose of the withdrawal is to meet an immediate and heavy financial need resulting from the following.

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(a)      Medical expenses, which are not covered by insurance, described in Code section 213(d) incurred by the Participant, his spouse, or any dependents (as defined in Code section 152);

(b) The need to prevent eviction of the Participant from his principal residence or foreclosure on the mortgage of the Participant's principal residence; or

(c) Any other circumstances that are determined by the Administrator, in its sole discretion, to constitute an event of hardship which is not covered by insurance and which cannot reasonably be resolved by the liquidation of the Participant's assets.

The decision of the Administrator as to whether a hardship withdrawal shall be permitted is final and conclusive.

Section 3.5. Valuation of Account. The value of each Participant's account as from time to time determined (but determined at least once annually) shall be the fair market value, based on an accrual basis of accounting, of the balance of the Participant's account as determined under Article 3 of this Plan. The return on investment of each account balance in the plan will be based upon historical rates of return for the Retirement Plan for that Plan Year.

                                    ARTICLE 4
                               PAYMENT OF BENEFITS

Section 4.1. Amount of Benefits Payable. The value of each Participant's account, as determined under Article 3 of this Plan on the Payment Date, shall determine and constitute the basis for the value of the benefits payable to each Participant under this Plan.

Section 4.2. Form of Benefit Payments-General Rule. The benefits payable under this Plan shall, at the election of the Participant, be payable in one of the following forms:

(a)      Single lump sum payment; or
(b) Annual installments not to exceed a term of ten years. The amount of each annual installment payment shall be equal to the balance of the Participant's account immediately prior to the installment payment divided by the number of installments remaining to be paid.

Section 4.3. Time of Benefit Payments-General Rule. Each Participant shall be entitled to make an irrevocable election to receive the benefits payable in the form of a single lump sum payment or in annual installment payments on either
(1) the first day of the month following the Participant's 55th birthday, or (2) the first day that the Participant receives a distribution of benefits under the Retirement Plan on account of such Participant's retirement, disability, or termination (as determined under the Retirement Plan).

Section 4.4. Election Procedure-General Rule. For purposes of making the election provided in Section 4.3, each Employee shall be provided with an election form prepared by the Administrator at the time such Employee meets the eligibility requirements for this Plan. This election form

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must be properly executed by the Employee on or before the thirtieth (30th) day from the day such form is provided to the Employee. If an election form is not properly completed as provided herein, the Participant will be deemed to have elected to receive his benefit payments beginning on the first day that the Participant receives a distribution of benefits under the Retirement Plan on account of such Participant's retirement, disability, or termination in the form of a lump sum payment.

Section 4.5. Change of Control. A Participant shall become fully vested in his account balance immediately prior to a Change of Control of the Employer. As soon as administratively feasible following a Change of Control of the Employer, each Participant shall be paid the entire balance of his account in a single lump sum payment.

                                    ARTICLE 5
                          DEATH AND DISABILITY BENEFITS

Section 5.1. Death or Disability Prior to Benefit Payment. Notwithstanding any other provision of this Plan, if a Participant should die or experience a Total and Permanent Disability before receiving an amount representing the entire balance in his account under this Plan, then the benefits otherwise payable with respect to such Participant shall immediately become vested and shall be paid to the Participant or the Participant's beneficiary or beneficiaries. In the case of a Total and Permanent Disability, the distribution of benefits will made in one of the forms provided for under Section 4.2 of the Plan and in accordance with the Participant Agreement in effect for that year. Distribution of benefits shall begin during the three (3) month period beginning with the first day of the month following the Participant's Total and Permanent Disability, in the case of installment payments, or be paid in full during the same three (3) month period, in the case of a lump sum. In the event of the Participant's death, the distribution of benefits will be made to beneficiaries in one of the forms provided for under Section 4.2 of the Plan. Any single lump sum payment made under this provision shall be paid during the three (3) month period beginning with the first day of the month following the Participant's death. In the case of installment payments, such payments must commence within the same three (3) month period.

Section 5.2. Designation of Beneficiary. A Participant may, by written instrument delivered to the Administrator during his lifetime, designate primary and contingent beneficiaries to receive any benefit payments which may be payable hereunder following Participant's death, and may designate the proportions in which such beneficiaries are to receive such payments. The Participant may change such designations from time to time and the last written designation filed with the Administrator prior to the Participant's death will control. If a Participant fails to specifically designate a beneficiary or, if no designated beneficiary survives the Participant, payment shall be made to the beneficiary as determined under the Retirement Plan.

                                    ARTICLE 6
                                 ADMINISTRATION

Section 6.1. Duties of Administrator. The Administrator shall oversee the Plan in accordance

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with its terms and purposes. The Administrator shall have complete control and authority to determine the amount and manner of payment of the benefits due to or on behalf of each Participant from the Plan and shall cause the benefits to be paid by the Employer accordingly.

Section 6.2. Finality of Decisions. The decisions made by and the actions taken by the Administrator in the administration of the Plan shall be final and conclusive on all persons.

Section 6.3. Indemnification of Administrator. The Administrator shall not be subject to individual liability with respect to this Plan. The Employer agrees to indemnify and to defend to the fullest extent permitted by law any officer(s) or Employee(s) who serve as Administrator (including any such individual who formerly served as Administrator) against all liabilities, damages, costs, and expenses (including attorneys' fees and amounts paid in the settlement of any claims approved by the Employer) occasioned by any act or omission to act in connection with the Plan, if such act or omission is in good faith.

                                    ARTICLE 7
                      AMENDMENT AND TERMINATION OF THE PLAN

Section 7.1. Amendment and Termination. While the Employer intends to maintain the Plan for as long as necessary, the Board reserves the right to amend and/or terminate the Plan at any time for whatever reasons as it may deem appropriate.

Section 7.2. Contractual Obligations. Notwithstanding Section 7. 1, the Employer hereby makes a contractual commitment to pay the benefits accrued under the Plan to the extent it is financially capable of meeting such obligations.

Section 7.3. Existing Rights. No amendment or termination of the Plan shall adversely affect the rights of any Participant with respect to amounts that have been credited to his or her Participant account prior to the date of such amendment or termination.

                                    ARTICLE 8
                                CLAIMS PROCEDURE

Section 8.1. Claims Procedure.

(a) A claim for benefits under the Plan shall be filed on an application form supplied by the Administrator. Written notice of the disposition of the claim shall be furnished to the claimant within 90 days after an application form is received by the Administrator, unless special circumstances (as determined by the Administrator) require an extension for processing the claim. If such an extension is required, the Administrator shall render a decision as soon as possible subsequent to the 90-day period, but such decision shall not be rendered later than 180 days after the application form is received by the Administrator. Written notice of such extension shall be furnished to the claimant prior to the commencement of the extension indicating the special circumstances requiring such extension and the date by which the Administrator expects to render

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the decision on the claim. In the event the claim is denied, the Administrator shall set forth in writing the reasons for the denial and shall cite pertinent provisions of the Plan upon which the decision is based. In addition, the Administrator shall provide a description of any additional material or information necessary for the claimant to perfect the claim, an explanation of why such information is necessary, and appropriate information as to the steps to be taken if the Participant or beneficiary wishes to submit such claim for review as provided in (b) below.

(b) A Participant or beneficiary whose claim described in (a) above has been denied in whole or in part shall be entitled to the following rights if exercised within 60 days after written denial of a claim is received:

         (1) to request a review of the claim upon written application to the Administrator;
         (2) to review documents associated with the claim; and
         (3) to submit issues and comments in writing to the Administrator.

(c) If a Participant or a beneficiary requests a review of the claim under (b) above, the Administrator shall conduct a full review (including a formal hearing if desired) of such request, and a decision on such request shall be made within 60 days after the Administrator has received the written request for review from the Participant or the beneficiary. Special circumstances (such as a need for full hearing on request) can allow the Administrator to extend the decision on such request, but the decision shall be rendered no later than 120 days after receipt of the request for review. Written notice of such an extension shall be furnished to the Participant or the beneficiary prior to the commencement of the extension. The decision of the Administrator on review shall be set forth in writing and shall include specific reasons for the decision as well as specific references to the pertinent provisions of the Plan on which the decision is based.

                                    ARTICLE 9
                                  MISCELLANEOUS

Section 9.1. No Employment Rights. Nothing contained in this Plan shall be construed as a contract of employment between the Employer and an Employee, or as a right of any Employee to be continued in the employment of the Employer, or as a limitation of the right of the Employer to discharge any of its Employees, with or without cause.

Section 9.2. Assignment. The benefits payable to Participants under this Plan may not be assigned or alienated by the Participants. The same shall not be subject to attachment or garnishment or other legal process by any creditor of such Participant or beneficiary.

Section 9.3. Law Applicable. This Plan shall be governed by the laws of the State of Pennsylvania, other than its laws respecting choice of law, to the extent not preempted by the provisions of the Employee Retirement Income Security Act of 1974, as amended.

Section 9.4. Receipt and Release. Any payment to any Participant or beneficiary in accordance with the provisions of the Plan shall, to the extent thereof, be in full satisfaction of all claims

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against the Employer, the Administrator, and the Plan.

Section 9.5. No Funding. The Plan constitutes a mere promise by the Employer to make payments in accordance with the terms of the Plan and Participants and beneficiaries shall have the status of general unsecured creditors of the Employer. Nothing in the Plan will be construed to give any Employee, or any other person, rights to any specific assets of the Employer or of any other person. In all events, it is the intent of the Employer that the Plan be treated as unfunded for tax purposes and for purposes of Title I of ERISA.

IN WITNESS WHEREOF, this Plan has been executed this 29 day of June, 1994.

Signed and delivered in the presence of:
                                                    Parkvale Savings Bank

                                                    By   /S/ TIMOTHY G. RUBRITZ
                                                      -------------------------
   /S/ STEVEN A. FRIEDMAN
-------------------------
Witness as to Employer
                                                    Attest   /S/ ERNA A. GOLOTA
                                                          ---------------------
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